Exhibit 10.7

NOTICE OF GRANT OF PERFORMANCE UNITS
PURSUANT TO THE UNIVERSAL INSURANCE HOLDINGS, INC.
2009 OMNIBUS INCENTIVE PLAN

FOR GOOD AND VALUABLE CONSIDERATION, Universal Insurance Holdings, Inc., a Delaware corporation (the “Company”), hereby awards (the “Award”) to the Participant designated in Section A of this Notice of Grant (the “Notice”) the number of performance share units set forth below (the “PSUs”).

This Award is made pursuant to the provisions of the Company's 2009 Omnibus Incentive Plan, as amended (the “Plan”) and is subject to the restrictions in this Notice and the additional provisions set forth in the attached Terms and Conditions (collectively, the “Agreement”).

The Participant acknowledges receipt of the information statement describing the provisions of the Plan.

Capitalized words not otherwise defined herein or in the Plan are defined in the manner set forth in the Employment Agreement, dated as of _____________ ___, 20__, between the Company and the Participant (the “Employment Agreement”).

A.Award Specifics

Participant:	Performance Year:
Date of Grant:	Number of PSUs:

The Award is subject to the performance condition set forth in Section B of this Notice and service vesting conditions set forth in Section C of this Notice.
B.Performance Condition
PSUs subject to this Award will be conditionally earned only if the performance goal described on the attached Schedule A for the Performance Year is achieved (the “Performance Goal”). As used herein, “Earn Out Number” means the number of PSUs conditionally earned based upon achievement of the Performance Goal. If the Performance Goal is not achieved, all PSUs will be forfeited. If the Performance Goal is achieved or exceeded, the Earn Out Number will equal the number of Performance Units set forth in Section A of this Notice and will vest upon satisfaction of the service vesting conditions set forth in Section C of this Notice.
C.Service Vesting
If the Performance Goal for the Performance Year is achieved or exceeded, the PSUs will vest in accordance with the following time-vesting schedule on the dates set forth below (each, a “Vesting Date”)

Vesting Date (12:01 a.m. EST)             Number of PSUs Vesting on that Date
_________, ___ 20__                _________(“Tranche 1”)
_________, ___ 20__                _________ (“Tranche 2”)

_________, ___ 20__                _________ (“Tranche 3”)

Except as otherwise provided in the Terms and Conditions, vesting in accordance with the schedule above is conditioned upon continued employment by the Participant through the applicable Vesting Date.

By signing below, the Participant agrees that this Award is granted under and governed by the terms and conditions of the Plan and this Agreement.

Participant                    UNIVERSAL INSURANCE HOLDINGS, INC.
a Delaware corporation
    By:
Signature
    Name:
Print Name
    Its:
Address

TERMS AND CONDITIONS OF
PERFORMANCE SHARE UNIT AWARD
1.    General Provisions. The Company intends that the payment and settlement of the PSUs shall comply with the applicable requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”) to the extent the PSUs constitute "non qualified deferred compensation" within the meaning of Section 409A of the Code.
2.    Payment.
Subject to Section 5, each PSU represents the right of the Participant to receive following the applicable Vesting Date one share of the Common Stock, par value $0.01 per share, of the Company (the “Common Stock”), subject to the performance, vesting and other terms and conditions hereof.

Subject to Sections 5 and 9, in connection with the vesting of each PSU, the Company will issue to the Participant one share of Common Stock plus any accumulated dividend equivalents credited to the PSU within 30 days following the applicable Vesting Date, and each such vested PSU will thereupon terminate on the Vesting Date.
The Company shall deliver the shares through book entry transfer to an account in the Participant's name at a financial institution that is selected by the Company and approved by the Participant. Share certificates representing distributed shares shall not be issued by the Company until such shares have been delivered to the Participant's account as specified above. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to the delivery of any shares of Common Stock hereunder; provided, however, that the Company shall not pay the expenses related to any sale of shares received in connection with the vesting of any PSUs, regardless of whether such sale is made to satisfy expenses, withholding, or other taxes.

3.    Dividend Equivalents.
No dividends or dividend equivalents shall be credited or paid on Tranche 1.

With respect to Tranche 2 and Tranche 3, the Participant shall be credited with a cash amount equal to the ordinary cash dividends declared and paid on the corresponding number of shares of Company's Common Stock during the period beginning after the Performance Year and ending on the Vesting Date of the applicable tranche. Such cash amount shall be subject to the same time-vesting conditions as the related PSUs and shall be paid to the Participant in cash (without interest) at the time that the shares of the Common Stock are delivered to the Participant in settlement of the PSU.

No dividend or dividend equivalents shall be paid in respect of any forfeited PSUs, even if such dividends or dividend equivalents are credited on the PSU on or prior to forfeiture.

4.    Effect of Termination of Service on Vesting and Payment
(a)Resignation without Good Reason. If the Participant resigns from the Company without Good Reason, any then outstanding unvested PSUs shall be immediately forfeited as of the Termination Date.
(b)Termination without Cause; Resignation with Good Reason. Except as provided in Section 5(a) below, in the event that the Participant's employment is terminated by the Company without Cause or the Participant resigns from the Company with Good Reason, any outstanding unvested PSUs that would have vested had the Participant remained continuously employed for the one-year period following the Participant's Termination Date shall fully vest immediately as of the Termination Date (the “Additional Vesting”). Notwithstanding anything herein to the contrary, the PSUs entitled to Additional Vesting hereunder shall become payable within 30 days following their originally scheduled Vesting Dates. If the Performance Year has not been completed as of the Termination Date, the Earn Out Number for such PSUs shall be determined after the end of the Performance Year based on actual performance for the full Performance Year. For the avoidance of doubt, if the Earn Out Number so determined is zero, then the PSUs will be immediately cancelled and forfeited.
(c)Termination due to Death or Disability. If the Participant's employment with the Company terminates due to death or Disability, any outstanding unvested PSUs shall be subject to Additional Vesting (as determined in accordance with Section 4(b) above, treating the date of termination due to death or Disability as if it were the date of a termination without Cause under Section 4(b) above). Notwithstanding anything herein to the contrary, the PSUs entitled to Additional Vesting hereunder shall become payable within 30 days following their originally scheduled Vesting Dates. If the Performance Year for any PSUs entitled to Additional Vesting hereunder has not been completed as of the Termination Date, the Earn Out Number for such PSUs shall be determined after the end of the Performance Year based on actual performance for the full Performance Year. For the avoidance of doubt, if the Earn Out Number so determined is zero, then the PSUs will be immediately cancelled and forfeited.
(d)Termination for Cause. If the Participant's employment is terminated by the Company for Cause, any then outstanding unvested PSUs shall be immediately forfeited as of the Termination Date.
5.    Change in Control.
(a)Termination without Cause or Resignation with Good Reason within 24 Months Following a Change in Control. Notwithstanding Section 4(b) above, in the event the Participant's employment is terminated within the 24-month period following the CIC Date as a result of the Participant's termination without Cause or Participant's resignation from the Company with Good Reason, any outstanding PSUs on the Termination Date that have not previously vested or terminated under the terms of this Agreement shall be fully vested upon such Termination Date and shall become payable within 30 days following their originally scheduled Vesting Dates: provided, however, that if the Performance Year has not been completed at the time of the Termination Date, the Earn Out Number shall be based on annualized performance for the Performance Year (based on actual performance through the Termination Date), adjusted in an equitable manner determined by the Committee to take into account the Change in Control.

(b)Certain Changes in Control. Notwithstanding Section 5(a) above, in the event of a Change in Control in which the consideration received by the stockholders of the Company in the Change in Control consists exclusively of cash, securities not listed for trading on a national securities exchange or automated quotation system, or a combination of cash and such unlisted securities, all outstanding PSUs shall vest in full immediately prior to the CIC Date and shall be settled through the delivery of the corresponding number of shares of the Company's Common Stock to the Participant. For purposes of the previous sentence, if the Performance Year has not been completed on the CIC Date, the Earn Out Number shall be the number of PSUs set forth in Section A of the Award Notice. Notwithstanding anything herein to the contrary, no acceleration of the settlement or delivery of any PSUs pursuant to this Section 5(b) shall occur unless the Change in Control constitutes a "change in ownership," "change in effective control" or "change in the ownership of a substantial portion of the assets" of the Company, as such terms are described in Treas. Reg. Section 1.409A-3(i)(5).
6.    No Rights as a Stockholder.
Until any PSU subject to this Award has vested and the applicable underlying shares have been issued to the Participant in accordance with Section 2, the Participant shall have no rights as a stockholder with respect to such PSUs or the underlying shares, including, without limitation, any right to vote the shares or, except as expressly set forth in Section 3 above, to receive any dividends on the underlying shares or distribution equivalents on such PSUs.
7.    Compliance with Law.
This Award is subject to the condition that, if the listing, registration or qualification of the shares of Common Stock delivered with respect to PSUs subject to this Award upon any securities exchange or under any law, or the consent or approval of any governmental body, is necessary or desirable as a condition of, or in connection with, the vesting of PSUs or delivery and settlement of the underlying shares hereunder, the PSUs or underlying shares of Common Stock may not be delivered, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained. The Company agrees to make reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.
8.    Non-Transferability of Award.
This Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Any such attempted sale, transfer, assignment, pledge, hypothecation or encumbrance, or other disposition of this Award shall be null and void.
9.    Withholding.
The Committee shall determine the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any income recognized by the Participant with respect to the Award. The Participant shall be required to meet any applicable tax withholding obligation in accordance with the provisions of Section 11.05 of the Plan. The Participant shall have the right to elect to meet any withholding requirement: (i) by having withheld from this Award at the appropriate time that number of whole shares of Common Stock whose fair market value is equal to the amount of any taxes required to be withheld with respect to such Award, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of shares of Common Stock and cash.
10.    Participant Representations.
The Participant hereby represents to the Company that the Participant has read and fully understands the provisions of the Notice, these Terms and Conditions and the Plan, and the Participant's decision to participate in the Plan is completely voluntary. Further, the Participant acknowledges that the Participant is relying solely on his own advisers with respect to the tax consequences of this Award.
11.    Miscellaneous.
(a)Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier, return receipt requested, postage prepaid to the parties at their respective addresses set forth herein, or to such other address as either shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.
(b)Waiver. The waiver by either party to this Award of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.
(c)Entire Agreement. This Agreement, the Plan and the Employment Agreement constitute the entire agreement between the parties with respect to the subject matter hereof
(d)Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and, as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.
(e)Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts fully executed and performed in such State.
(f)Headings. The headings contained in this Agreement are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.
(g)Terms and Construction. In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control. In the event of any conflict between the provisions of the Plan or this Agreement and the provisions of the Employment Agreement relating to the vesting, payment and settlement of the Award, such provisions of the Employment Agreement shall control as if incorporated directly into this Agreement.
(h)Amendment. This Agreement may be amended at any time by written agreement of the parties hereto.
(i)No Right to Continued Employment. Nothing in this Agreement shall confer upon the Participant any right to continue in the employ or service of the Company or affect the right of the Company to terminate the Participant's employment or service at any time.

(j)    Further Assurances. The Participant agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of this Agreement and the Plan.